UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2013

THE GEO GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	1-14260	65-0043078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 -	Other Events

Item 8.01	Other Events.

On March 12, 2013, The GEO Group, Inc. (“GEO”) disclosed that it intends to offer $300,000,000 aggregate principal amount of senior notes due 2023 (the “Notes”) in a private offering, subject to market and other customary conditions. On March 13, 2013, GEO announced the pricing of its offering of Notes. The Notes will be issued at a coupon rate and yield to maturity of 5.125%. GEO expects to issue the Notes on March 19, 2013.

GEO expects to receive net proceeds from this offering of approximately $293.0 million after deducting the initial purchasers’ discount and GEO’s estimated expenses. GEO intends to use the net proceeds from the offering, together with anticipated borrowings under an amended and restated senior credit facility GEO is in the process of negotiating, to refinance GEO’s existing senior credit facility and to pay related fees, costs and expenses.

A copy of the press release announcing GEO’s intention to offer the Notes is attached as Exhibit 99.1 hereto. A copy of the press release announcing the pricing of the offering is attached as Exhibit 99.2 hereto.

Section 9-	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 12, 2013.

99.2	Press Release, dated March 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

March 18, 2013	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 12, 2013.

99.2	Press Release, dated March 13, 2013.

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